SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-MACDERMID INC.
          GAMCO ASSET MANAGEMENT INC.
                       2/28/07              100-           34.5900
                       2/26/07           15,000            34.6633
                       2/26/07           50,000            34.6900
                       2/22/07            6,000            34.6670
                       2/22/07            6,200-           34.6924
                       2/21/07            2,000-           34.7000
                       2/21/07           50,000            34.7000
                       2/21/07          130,000            34.7099
                       2/20/07           23,700-           34.7400
	    GABELLI SECURITIES, INC.
          	  GABELLI ASSOCIATES LTD
                       2/22/07            1,500            34.6670
          	  GABELLI ASSOCIATES FUND II
                       2/22/07            1,500            34.6670
          	  GABELLI ASSOCIATES FUND
                       2/22/07            1,000            34.6670
          GABELLI FUNDS, LLC.
              THE GABELLI GLOBAL DEAL FUND
                       2/28/07           20,000            34.5700
                       2/20/07           20,000            34.6900
              GABELLI ASSET FUND
                       2/23/07           39,200            34.6500
              GABELLI CAPITAL ASSET FUND
                       2/20/07           16,100            34.7138

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.